UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 13, 2008

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 13, 2008, Ferro Corporation (the "Company") entered into an Underwriting Agreement (the "Underwriting Agreement") with Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein, relating to the issuance and sale in an underwritten public offering (the "Offering") of $150 million aggregate principal amount of 6.50% Convertible Senior Notes due 2013 (the "Notes"). The Offering is being made pursuant to the Company’s effective shelf registration statement previously filed with the U.S. Securities and Exchange Commission. Pursuant to the Underwriting Agreement, the Company granted the underwriters an over-allotment option to purchase up to an additional $22.5 million aggregate principal amount of the Notes. The Underwriting Agreement contains indemnification and contribution obligations and other terms and conditions customary in such agreements. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 and is incorporated by reference herein.

The Company intends to use the net proceeds from the Offering and available cash, including borrowings under the Company’s revolving credit facility, to purchase or redeem all of its outstanding 9 1/8% Senior Notes due 2009 (the "9 1/8% Notes"), to pay accrued and unpaid interest on all such indebtedness, to pay all premiums and transaction expenses associated therewith, and for general corporate purposes. The Company anticipates completing the tender offer and consent solicitation, including accepting for payment all validly tendered 9 1/8% Notes that have not been withdrawn and entering into a supplemental indenture to amend the Indenture, on the date that the Offering closes.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This Current Report on Form 8-K does not constitute a call for the redemption of the 9 1/8% Notes.

A copy of the press release announcing the pricing of the Offering is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit 1.1: Underwriting Agreement, dated as of August 13, 2008, by and among Ferro Corporation and the underwriters named therein, pertaining to $150 million in aggregate principal amount of 6.50% Convertible Senior Notes due 2013.

Exhibit 99.1: Press release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

August 14, 2008	By:	Sallie B. Bailey

Name: Sallie B. Bailey
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 13, 2008, by and among Ferro Corporation and the underwriters named therein, pertaining to $150 million in aggregate principal amount of 6.50% Convertible Senior Notes due 2013
99.1	Press release